Exhibit 10.2

Purchase Contract of Medicine Packaging Materials

Contract No.:XA001
Party A: Xi’an Qinba Pharmaceuticals Co., Ltd. Xi’an Branch

Party B: Shaanxi Daxin Plastics Co., Ltd.

The parties hereto, in accordance with Contract Law of the People's Republic of China, through amicable negotiations, sign this contract.

I. Goods name, quantity & price, etc. (Please refer to Appendix 1)

The agreed goods unit price in this contract contains whole expenses incurred from goods purchase and after-sale service, including, but not limited to transportation expenses, insurance expenses, unloading expenses, ancillary data expenses, package probationary expenses, expenses of reagent consumables materials during inspection and acceptance, compulsive inspection expenses from third party supervision and inspection organization, training expenses, and after-sale service expenses, and etc. Goods unit price of settlement may be fluctuated ±between 10%~15% in accordance with market price after negotiation during the implementation of this contract, settlement quantity is decided by specific using quantity of Party B; purchased goods variety is not limited to the varieties listed in this contract, unit price is upon both parties’ negotiation according to market price, except that altered by both parties in written form.

II. Requirements of goods quality

1.
Goods provided by Party B shall corresponds with national standard of the People's Republic of China, industry standard, local standard, product quality standard of goods manufacturer, relevant technical specifications formulated by related departments, quality status and functional performance stated in product instructions.

2.	Goods provided by Party B shall be brand-new, equipped with certificate of inspection, and from legal supplying channel.
3.	Goods provided by Party B shall meet the following technical indications and parameters: requirements in notice documents, product instructions; refer to appendix; descriptions here

III. Goods Delivery & Acceptance

1.	Delivery place(detailed) and date: the specified place in Party A’s notice document
2.	Party B shall supply Party A with the corresponding and complete technical documents of the goods under this contract.
3.	Party B shall guarantee that goods package meets the requirements of transportation, and to protect goods from being rusted, destroyed or loss in transportation process.
4.
Party B is responsible for transporting and delivering goods to Party A at the agreed place, and shall pay all the costs incurred from transportation, this includes, but not limited to, transportation expenses, insurance expenses, unloading expenses, and so on.

5.
After the delivery, Party A shall inspect and accept goods within 10 days. Inspection and acceptance content shall includes, but not limited to: (1) specifications, quantity and appearances; (2) the attached technical documents of goods; (3) goods components and configuration; (4) goods functions, performance and various technical parameters and standards.

6.	Inspection and acceptance standards: the specifications under this contract the delivery sample under notice document (if available )

7.	Where Party A accepts all the purchased goods, Party A shall confirm and issue Certificate of Approval, then it can be regarded as qualified.
8.
Where Party A finds that goods are not in accordance with the agreement, Party A shall have the right to reject goods and issue Notice of Rejection within 5 days. Party B shall re-supply goods in accordance with the agreement within 3 days; otherwise, Party B will be regarded as delay delivery.

9.
Where Party B holds different opinion on the inspection result, Party B may delegate commodity inspection department where Party A is governed to recheck. If recheck result shows that goods is not in accordance with the agreement, then the recheck fees shall be paid by Party B; if recheck result shows that goods is in accordance with the agreement, then the recheck fees shall be paid by Party A.

IV. Payment

The fees shall be paid in full amount within 60 days after goods are accepted as qualified.(applicable for total amount less than RMB　100,000 Yuan)

V. After-sale service terms shall be decided upon both parties’ negotiation.

VI. Liability for breach of contract:

1.
Both parties shall implement this contract, any party which could not fulfill its duty shall undertake liability for breach. Breaching party shall undertake the loss incurred to observant party, it includes, but not limited to, direct economic loss, indirect economic loss, and attorney fees, travel fees as well as transportation fees incurred from observant party to investigate responsibility.

2.
Where goods supplied by Party B is not in accordance with the agreement, and will not exchange goods, Party A has right to reject to accept, and Party B shall pay Party A penalty fees equal to 5% of total payment.

3.	Party A rejects to receive goods with due reason, Party A shall pay Party B penalty fees equal to 5% of total payment.
4.	For Party B’s delay delivery, it shall pay Party A penalty fees equal to 3‰ of total payment.Where delay period exceeds 5 days, purchaser has right to terminate contract.

VII. Assumption of risk

1.	The risk of goods destroy or loss, Party B shall undertake before Party A’ inspection and acceptance, Party A shall undertake the risk after inspection and acceptance.
2.	Where Party A rejects to accept goods or terminate contract due to goods quality not in accordance with the contract, Party B shall undertake the risk of goods destroy or loss
3.	Where Party A undertakes the risk of goods destroy or loss, and it doesn’t influence Party B to fulfill its duty, Party A shall requires Party B to undertake the breaching liability.
4.
Where Party B undertakes the risk of goods destroy or loss, if goods are destroyed or lost, Party B shall re-supply goods in accordance with the contract within 3  days, otherwise, Party B will be regarded as delay delivery.

5.	Where Party A undertakes the risk of goods destroy or loss, it won’t exempt Party A from payment.

VIII. Disputes arising from this contract shall be settled through both parties’ negotiations, if it can’t be settled through negotiations, they can sue for court located in the signing place.

IX. This contract is in quintuplicate(Party A’s functional departments keep 2 for record, user keeps 1, Party B keeps 2), each of them is regarded as original with the same legal effects. For other terms not mentioned, they should be solved by negotiation of both parties.

Party A (seal):	Party B (seal):
Authorized Representative(signature) Ping Guo	Authorized Representative(signature) Yixiang Bian
Date: December 2	Date:

Appendix 1

Drug Purchaing Contract Attachment
Purchase List
Vendee.	Xi'an Qinba Pharmaceutical Co., Ltd.
Vendor.	Shaanxi Daxin Plastics Co.,Ltd.

CN	Name	Unit	Price	Amount
01191	Vacant capsule	piece	0.0077	106920000	Atmost/Year
02188	Straw of Oral solution straw	piece	0.0030	53040000	Atmost/Year
02227	Tray of Procaine Hydrochloride Injection	piece	0.0256	2160000	Atmost/Year
02099	Plastic inner support 10X2ML	piece	0.2222	480000	Atmost/Year
02295	Tray of Dexamethasone Sodium Phosphate Injection	piece	0.2222	1200000	Atmost/Year
02273	Tray 5ML	piece	0.2222	1080000	Atmost/Year
02260	Plastic tray of Clindamycin Injection	piece	0.0250	288000	Atmost/Year
02274	Tray 2ML	piece	0.0513	2880000	Atmost/Year
02261	Tray of Compound Guaiacol Potassium Sulfonale Oral Solution	piece	0.0250	1920000	Atmost/Year
02255	Plastic support of Azithromycin for Injection	piece	0.1523	540000	Atmost/Year
02272	Tray 15ML	piece	0.1523	204000	Atmost/Year
02199	Grinding wheel	piece	0.0030	1560000	Atmost/Year
02138	Shrink film for cough	bag	0.0378	372000	Atmost/Year
02244	Shrink film for pediatric cough	bag	0.0378	492000	Atmost/Year
02193	Thermal shrink film for Xiao’aiping Oral Solution	bag	0.0378	552000	Atmost/Year
02245	Shrink film for Weiling Heji	bag	0.0378	420000	Atmost/Year
02192	Thermal shrink film for Runhou Yaocha	bag	0.0473	804000	Atmost/Year
02137	Shrink film for Qiangli	bag	0.0378	792000	Atmost/Year
02220	Thermal shrink film for Fei’er Tangjiang	bag	0.0478	864000	Atmost/Year
02148	Shrink film 205*380	bag	0.0378	120000	Atmost/Year
02243	Shrink film for Orange Tincture	bag	0.0378	360000	Atmost/Year
02135	Shrink film for Yinhua Ganmao	bag	0.0378	420000	Atmost/Year
02246	Shrink film for Pediatric Paracetamol	bag	0.0378	744000	Atmost/Year
02134	Shrink film for Norfloxacin	bag	0.0459	348000	Atmost/Year
02197	Shrink film for Qinggan Pian	bag	0.0378	600000	Atmost/Year
02231	Shrink film for Luoyishu Xanthinol Nicotinate Tablets	bag	0.0478	264000	Atmost/Year
02139	Shrink film for compound	bag	0.0556	816000	Atmost/Year
02196	Shrink film for Fufang Huzhang Anmin Pian	bag	0.0670	624000	Atmost/Year
02237	Shrink film for Baixuanxiatare Pian	bag	0.0378	120000	Atmost/Year
02264	Thermal shrink film for Azithromycin	bag	0.0378	1092000	Atmost/Year
02265	Thermal shrink film for Clindamycin	bag	0.0378	36000	Atmost/Year
02282	Thermal shrink film for Weili Capsule	bag	0.0378	168000	Atmost/Year

02275	Thermal shrink film for Compound Guaiacol Potassium Sulfonale Oral Solution	bag	0.0378	72012	Atmost/Year
02263	Thermal shrink film for Dexamethasone Sodium Phosphate Injection	bag	0.0378	66972	Atmost/Year
02041	Aluminium-plastic cap	piece	0.0466	50184000	Atmost/Year
02180	Aluminum foil for Qinggan Pian	bag	34.1880	4200	Atmost/Year
02164	Aluminum foil for Norfloxacin Capsule	bag	34.1880	240	Atmost/Year
02232	Aluminum foil for Luoyishu	bag	34.1880	1800	Atmost/Year
02123	Aluminum foil for Fufang Qiguanyan Pian	bag	34.1880	4200	Atmost/Year
02051	Aluminum foil for Fufang Huzhang Anmin Pian	bag	34.1880	3600	Atmost/Year
02281	Aluminum foil for Weili Capsule	bag	34.1880	720	Atmost/Year
02239	Aluminum foil for Baixuanxiatare Pian	bag	34.1880	960	Atmost/Year
02152	Measuring cup	piece	0.0486	15540000	Atmost/Year
02040	Butyl rubber stopper	piece	0.0212	2232000	Atmost/Year
02253	Ampoule 5ml	piece	0.0489	9180000	Atmost/Year
02043	Vial	piece	0.0923	32400000	Atmost/Year
02280	Vial for antibiotics 15ML	piece	0.0925	1920000	Atmost/Year
02247	Coiled material for Yinhua Ganmao Granules	bag	24.8000	21600	Atmost/Year
02173	Complex film for Pediatric Paracetamol Atificial Cow-bezoar and Chlorphenamine Maleate Granules	bag	28.9904	2760	Atmost/Year
02039	Plastic Coiled materialfor Runhou Yaocha	bag	24.6125	71400	Atmost/Year
02021	Thermal shrink film 190mm(width)	bag	7.1997	25200	Atmost/Year
02044	Plastic bag for Fufang Huzhang Anmin Pian	bag	0.0350	2880000	Atmost/Year
02241	Moister-barrier bag for Baixuanxiatare Pian	bag	0.0350	1200000	Atmost/Year
02175	Aluminized foil bag	bag	0.0427	3000000	Atmost/Year
02097	Compound bag for Fufang Qiguanyan Pian	bag	0.0427	8280000	Atmost/Year
02124	Packing belt	bag	5.3360	17700	Atmost/Year
02242	Heat-seal teabag filter paper	bag	4.9536	6240	Atmost/Year
02268	Rubber Vial for antibiotics 2ML	piece	0.0370	3240000	Atmost/Year
02042	Ampoule	piece	0.0470	9600000	Atmost/Year
02189	PVC	piece	9.8090	114420	Atmost/Year
02020	PET bottle cap white 100/120ml	piece	0.0681	15840000	Atmost/Year
02033	PET medicinal vial 120ML	piece	0.3400	3240000	Atmost/Year
02032	PETmedicinal vial 100ML	piece	0.2872	12480000	Atmost/Year
02250	Aluminium-plastic cap for vial for antibiotics 2ML	piece	0.0130	21600000	Atmost/Year
02269	Ampoule 1ML	piece	0.0400	11520000	Atmost/Year
02186	Platsic core of oral solution	piece	0.3400	900000	Atmost/Year